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As filed with the Securities and Exchange Commission on November 15, 1996.

                                               Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                             S3 INCORPORATED
          (Exact name of registrant as specified in its charter)


             Delaware                             77-0204341
  ______________________________        ______________________________
 (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)             Identification No.)

    2770 San Tomas Expressway
     Santa Clara, California                      95051-0968
  ______________________________        ______________________________
      (Address of Principal                       (Zip Code)
        Executive Offices)

            Incentive Compensation Plan for Floreat Employees
            __________________________________________________
                         (Full title of the plan)

                                                   Copy to:
         GARY J. JOHNSON                      JORGE A. DEL CALVO
President and Chief Executive Officer          KAREN A. DEMPSEY
         S3 Incorporated                Pillsbury Madison & Sutro LLP
    2770 San Tomas Expressway                   P.O. Box 7880
Santa Clara, California 95051-0968         San Francisco, CA 94120
        (408) 980-5400                          (415) 983-1000
  ______________________________        ______________________________
   (Name, address and telephone
   number, including area code,
      of agent for service)

                     CALCULATION OF REGISTRATION FEE

Title of            Amount     Proposed Maximum     Proposed         Amount of
Securities To        To Be      Offering Price  Maximum Aggregate  Registration
Be Registered     Registered(1)    per Share(2)  Offering Price(1)      Fee

Common Stock,
$.0001 par value  99,071 shares    $20.6875       $2,049,531.31        $621.07


(1)  Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on November 11, 1996.
                            _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


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                INFORMATION REQUIRED PURSUANT TO
               GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 17, 1995, File
No. 33-9630, is hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1)  The Registrant's Annual Report on Form 10-K (File
No. 0-21126) for the fiscal year ended December 31, 1995, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1995 together with the report thereon of Deloitte & Touche LLP, independent auditors.

     (2)  The Registrant's Quarterly Reports on Form 10-Q (File
No. 0-21126) for the quarters ended March 31, June 30 and
September 30, 1996; the Registrant's Current Report on Form 8-K
(File No. 0-21126), filed on September 18, 1996.

     (3) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on January 21, 1993.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


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                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho rized, in the City of Santa Clara, State of California, on November 11, 1996.

                              S3 INCORPORATED



                              By   /S/  GARY J. JOHNSON
                                        Gary J. Johnson
                                         President and
                                    Chief Executive Officer
                                 (Principal Executive Officer)


                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Johnson and George A. Hervey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of sub stitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Regis tration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                 Title             Date

/S/ GARY J. JOHNSON       President, Chief         November 11, 1996
    Gary J. Johnson       Executive Officer
                          (Principal Executive
                          Officer) and Director

/S/ GEORGE A. HERVEY      Senior Vice President,   November 11, 1996
    George A. Hervey      Finance and Chief
                          Financial Officer
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)

/S/ DIOSDADO P. BANATAO   Chairman of the Board    November 11, 1996
    Diosdado P. Banatao

    Terry N. Holdt        Vice Chairman of the
                          Board

/S/ RONALD T. YARA        Senior Vice President,   November 11, 1996
    Ronald T. Yara        Strategic Marketing
                          and Secretary and
                          Director

/S/ JOHN C. COLLIGAN      Director                 November 6, 1996
    John C. Colligan

/S/ ROBERT P. LEE, Ph.D.  Director                November 11, 1996
    Robert P. Lee, Ph.D.

    Carmelo J. Santoro,   Director
    Ph.D.



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                       INDEX TO EXHIBITS


Exhibit
Number                   Exhibit


 5.1 Opinion regarding legality of securities to be offered.

23.1      Independent Auditors' Consent.

23.2      Consent of Pillsbury Madison & Sutro LLP (included in
          Exhibit 5.1).

24.1      Power of Attorney (see p. 3).